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EXHIBIT 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated August 3, 2001, accompanying the consolidated financial statements and schedule of K*TEC Electronics Holding Corporation and Subsidiaries appearing in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

Houston, Texas
February 4, 2002

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EXHIBIT 23.5
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS